For period ending October 31, 2001

File number 811-8767								Exhibit 77Q1(a)



A copy of an Amendment to the Trust Instrument, including an Amended and Restated Schedule A, and Certificate of Amendment to the registrants Trust Instrument reflecting the registrants and funds name changes were filed with the Securities and Exchange Commission on August 29, 2001 and are hereby incorporated by reference in response to this sub-item. (Post-Effective Amendment No. 10; Exhibits 1(c) and (d); Accession Number: 0000928385-01-501664;
File Nos. 333-52965 and 811-8767.)




For period ending October 31, 2001

File number 811-8767								Exhibit 77Q1(a)


Attached as part of Exhibit 77Q1(a) to this NSAR is an amendment to the registrants By-Laws.



CERTIFICATE OF AMENDMENT
TO
BY-LAWS
OF
MITCHELL HUTCHINS LIR MONEY SERIES

         The undersigned, being Vice President and Secretary of Brinson Money Series Trust, hereby certifies that the Trustees of the Trust duly adopted resolutions which amended the By-Laws of the Trust dated April 29, 1998 the By-Laws in the manner provided in the By-Laws, at meetings held on May 9, 2001 and September 20, 2001, as follows:


1.	Trust Name

         The By-Laws dated April 29, 1998 were amended to reflect the change in the name of the Trust from Mitchell Hutchins LIR Money Series to Brinson Money Series


	 2.         Retirement Policy

         Article II, Section 3 of the By-Laws was deleted in its entirety and replaced by the following:

Section 3. Retirement of Trustees. Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust.


Dated: December 19, 2001
         		      By:	/s/Amy R. Doberman
						      Name:  Amy R. Doberman
						      Title:  Vice President and Secretary


New York, New York (ss)

On this 19th day of December, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         					/s/Victoria Drake
								Notary Public